Exhibit 8(b)

                                   AMENDMENT
                                     TO THE
                                    TRANSFER
                     AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT

      WHEREAS,  Financial Data Services, Inc. ("FDS") and Mercury V.I.
Funds, Inc., (formerly known as Mercury Asset Management V.I. Funds, Inc.), (the "Fund"), on behalf of itself and certain of its series, entered into a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement, as amended (the "Agreement"); and

      WHEREAS, the parties hereto desire to amend the Agreement to reflect the renaming of certain series of the Fund.

      NOW, THEREFORE, FDS and the Fund hereby amend the Agreement as follows:

      The parties agree that the terms of the Agreement shall apply to all series of the Fund set forth in Exhibit "A" attached to this Agreement, which shall become a part of the Agreement and shall be effective as of May 1, 2002.

      IN WITNESS HEREOF, the parties hereto have executed this Amendment as of this 1st day of May, 2002.

MERCURY V.I. FUNDS, INC.

By:    DONALD C. BURKE
       --------------------------------
Name:  Donald C. Burke
Title: First Vice President & Treasurer

FINANCIAL DATA SERVICES, INC.

By: SHARON L. HOCKERSMITH
    ---------------------
    Sharon L. Hockersmith
    Vice President


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                                  Exhibit "A"

Individual Series of Mercury V.I. Funds, Inc.

      o     Merrill Lynch Large Cap Growth V.I. Fund

      o     Mercury V.I. Pan European Growth Fund

Amended as of May 1, 2002.